Exhibit 99.1

Akorn Reports First Quarter 2010 Financial Results

-Achieves Positive Operating Income from Strong Demand in Core Business-

-Raises Outlook for 2010-

LAKE FOREST, Ill.--(BUSINESS WIRE)--May 3, 2010--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today reported financial results for the first quarter of 2010.

Consolidated revenue for the first quarter of 2010 was $20.5 million, versus $22.0 million in the first quarter of 2009, representing a decrease of 7%. The decrease is due entirely to the winding down of the vaccine business segment. The Company concluded vaccine sales in the first quarter of 2010 with $5.1 million in sales, down from $10.7 million in the first quarter of 2009. First quarter revenue for the core business, consisting of ophthalmic, hospital drugs & injectables and contract services, totaled $15.4 million in 2010 versus $11.3 million for the same quarter in 2009, an increase of 36%.

Core business gross margin for the first quarter of 2010 was 42% compared to 18% in the prior year period. Gross margin improvement was the result of a number of factors, including: favorable product mix; the launch of new, higher margin products in the second half of 2009; selected price increases; and higher utilization of plant capacities. Td vaccine sales in the quarter generated $2.1 million in gross profit, or a 40% gross margin.

First Quarter Highlights

  Core business revenue growth of 36% over the prior year quarter
  Improved gross margins of 41% due to favorable product mix and higher utilization of plant capacities
  Positive operating income of $1.8 million with adjusted EBITDA of $3.9 million
  Achieved positive cash flow from operations of $2.0 million
  Revitalized new product pipeline through enhanced internal R&D capabilities
  Improved manufacturing efficiencies
  Expanded sales force to cover all major metropolitan cities
  Smoothly exited the Td Vaccine business

Raj Rai, Interim Chief Executive Officer, commented, “We are off to a solid start for the year. Our strategy to focus on the core business and on operating efficiencies has translated into favorable results. In addition, we are experiencing strong demand for Akorn products as well as for our third-party contract manufacturing business.”

Rai further added, “Based on the strength and the continuing momentum in the existing business along with the recently announced new product approvals, we are optimistic about our prospects for 2010 and beyond. As a result we are revising our outlook for 2010.”

Revised 2010 Outlook

  The Company projects 2010 revenue in the range of $76.0 million to $80.0 million. Core business revenue is projected in the range of $71.0 million to $75.0 million in 2010, a 59% to 67% increase over 2009, and up from the prior guidance range of $55.0 million to $60.0 million.
  The 2010 gross margin for the Company’s core business is projected to be between 42% and 45%.
  The Company projects positive adjusted EBITDA in 2010 in the range of $10.0 million to $13.0 million compared with a negative $4.2 million adjusted EBITDA in 2009, and up from the prior guidance range of $2.0 million to $4.0 million.
  In 2010, the Company expects to spend approximately $4.0 million on capital expenditures compared with $1.1 million in 2009.
  The Company is projecting 2010 R&D expenses of approximately $8.0 to $9.0 million versus $4.8 million in 2009.
  The Company’s 2010 outlook includes the partial year impact of all 2010 product approvals through May 4, 2010. It excludes the impact of any subsequent 2010 product approvals.

Akorn’s R&D Pipeline

The Company’s pipeline includes 9 ANDAs filed with the FDA with an annual market size of $1.2 billion. Akorn expects to file an additional 7 ANDAs in 2010 with an annual market size of $1.2 billion and 24 ANDAs in 2011 with an annual market size of $4.5 billion. Additionally, there are 7 ANDAs filed with the FDA through the Akorn-Strides, LLC joint venture.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statement

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of certain charges and expenses, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Since Adjusted EBITDA is not a GAAP financial measure, it should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA to net income (loss), please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net income/(loss), plus:

  Interest income/(expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense and changes in the fair value of warrants
  Non-recurring operating expenses, such as supply agreement termination expenses

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

While the Company uses Adjusted EBITDA in managing and analyzing its business and financial condition and believes it to be useful to investors in their evaluating the Company’s performance, Adjusted EBITDA has certain shortcomings. Specifically, Adjusted EBITDA does not take into account the impact of capital expenditures on the liquidity or GAAP financial performance of the company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Accordingly, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA and encourages investors to do likewise.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2010	2009

Revenues	$20,520	$22,040
Cost of revenue	12,092	16,678
GROSS PROFIT	8,428	5,362

Selling, general and administrative expenses	4,757	6,997
Supply agreement termination expenses	-	5,830
Amortization of intangibles	414	575
Research and development expenses	1,432	977
TOTAL OPERATING EXPENSES	6,603	14,379

OPERATING INCOME (LOSS)	1,825	(9,017)

Write-off and amortization of deferred financing costs	(273)	(1,454)
Interest expense, net	(290)	(278)
Equity in earnings of unconsolidated joint venture	464	60
Change in fair value of warrants liability	1,798	-
INCOME (LOSS) BEFORE INCOME TAXES	3,524	(10,689)
Income tax provision	4	2
NET INCOME (LOSS)	$3,520	$(10,691)

NET INCOME (LOSS) PER SHARE:
BASIC	$0.04	$(0.12)
DILUTED	$0.04	$(0.12)

SHARES USED IN COMPUTING NET INCOME (LOSS)
PER SHARE:
BASIC	90,446	90,104
DILUTED	92,817	90,104

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA

	MARCH 31,	DECEMBER 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,691	$1,617
Trade accounts receivable, net	11,638	9,225
Other receivable	60	833
Inventories	12,266	13,167
Prepaid expenses and other current assets	1,065	1,227
TOTAL CURRENT ASSETS	27,720	26,069
PROPERTY, PLANT AND EQUIPMENT, NET	31,770	31,473
OTHER LONG-TERM ASSETS
Intangibles, net	4,205	4,619
Deferred financing costs	3,527	3,800
Other	2,892	2,798
TOTAL OTHER LONG-TERM ASSETS	10,624	11,217
TOTAL ASSETS	$70,114	$68,759

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade accounts payable	$3,263	$3,286
Accrued compensation	1,132	1,091
Accrued expenses and other liabilities	3,518	3,724
Revolving line of credit - related party	-	3,000
Warrants liability - related party	7,267	9,065
Supply agreement termination costs	1,500	1,500
TOTAL CURRENT LIABILITIES	16,680	21,666
LONG-TERM LIABILITIES
Lease incentive obligations	1,260	1,304
Product warranty liability	1,299	1,299
Subordinated note - related party	5,853	5,853
TOTAL LONG-TERM LIABILITIES	8,412	8,456
TOTAL LIABILITIES	25,092	30,122
SHAREHOLDERS' EQUITY
Common stock, no par value -- 150,000,000 shares authorized, 92,292,130 and 90,389,597 shares issued and outstanding at March 31, 2010
and December 31, 2009, respectively	176,483	174,027
Warrants to acquire common stock	2,230	1,821
Accumulated deficit	(133,691)	(137,211)
TOTAL SHAREHOLDERS' EQUITY	45,022	38,637
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$70,114	$68,759

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2010	2009
OPERATING ACTIVITIES
Net income (loss)	$3,520	$(10,691)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	1,302	1,545
Write-off and amortization of deferred financing fees	273	1,454
Non-cash stock compensation expense	301	955
Non-cash supply agreement termination expense	-	1,051
Non-cash change in fair value of warrants liability	(1,798)	-
Equity in earnings of unconsolidated joint venture	(464)	(60)
Changes in operating assets and liabilities:
Trade accounts receivable	(2,413)	(6,148)
Inventories	901	497
Prepaid expenses and other current assets	575	824
Supply agreement termination liabilities	-	4,750
Trade accounts payable	(23)	3,993
Accrued expenses and other liabilities	(209)	298
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,965	(1,532)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(1,185)	(301)
Distribution from unconsolidated joint venture	730	-
NET CASH USED IN INVESTING ACTIVITIES	(455)	(301)

FINANCING ACTIVITIES
Loan origination fees	-	(1,274)
Proceeds from (repayments of) line of credit	(3,000)	5,509
Net proceeds from common stock and warrant offering	2,469	-
Proceeds under stock option and stock purchase plans	95	1,216
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(436)	5,451

INCREASE IN CASH AND CASH EQUIVALENTS	1,074	3,618
Cash and cash equivalents at beginning of period	1,617	1,063
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,691	$4,681

Amount paid for interest	$190	$79
Amount paid for income taxes	$12	$3

AKORN, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2010	2009

NET INCOME (LOSS)	$3,520	$(10,691)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation and amortization	1,302	1,545
Interest expense, net	290	278
Income tax provision	4	2
EBITDA	$5,116	$(8,866)

NON-RECURRING & NON-CASH OPERATING EXPENSES:
Non-cash stock compensation expense	301	955
Change in fair value of warrants liability	(1,798)	-
Write-off and amortization of deferred financing costs	273	1,454
Supply agreement termination expense	-	5,830
ADJUSTED EBITDA	$3,892	$(627)

CONTACT:
Akorn, Inc.
Tim Dick, Chief Financial Officer
(847) 279-6100